                                                                    EXHIBIT 23.1

                     CONSENT OF DONNELLY PENMAN AND PARTNERS

      We hereby consent to the use of our name and to the reference of our opinion letter, dated April 20, 2004 in Note 8 to the Notes to Consolidated Financial Statements of Lannett Company, Inc. and Subsidiaries in the Quarterly Report on Form 10-Q/A for the period ended March 31, 2004 of Lannett Company, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Quarterly Report within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Donnelly Pennman and Partners

                                          By:  /s/ Donnelly Pennman and Partners

Detroit, Michigan

October 11, 2004

                                       47